FILED

04 MAY 26 AM 11:05

SECRETARY OF STATE
TALLAHASSEE, FLORIDA

Articles of Amendment
to
Articles of Incorporation
of

The Havana Republic, Inc.

(Name of corporation as currently filed with the Florida Dept. of State)

P96000025387

(Document number of corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

NEW CORPORATE NAME (if changing):

Delek Resources, Inc.

(must contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or "Co.")

AMENDMENTS ADOPTED- (OTHER THAN NAME CHANGE) Indicate Article Number(s) and/or Article Title(s) being amended, added or deleted: (BE SPECIFIC)

ARTICLE III

CAPITAL STRUCTURE

The maximum number of shares of stock which this Corporation is authorized to issue or to have outstanding at any time shall be 300,000,000 shares of common stock, no par value per share.

(Attach additional pages if necessary)

If an amendment provides for exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself: (if not applicable, indicate N/A)

(continued)

The date of each amendment(s) adoption: May 24, 2004

Effective date if applicable: May 25, 2004
(no more than 90 days after amendment file date)

Adoption of Amendment(s) (CHECK ONE)

- ☑ The amendment(s) was/were approved by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

- ☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

  "The number of votes cast for the amendment(s) was/were sufficient for approval by ______________________."
  (voting group)

- ☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

- ☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Signed this 24 day of May, 2004.

Signature ______________________
(By a director, president or other officer - if directors or officers have not been selected, by an incorporator - if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Joseph I. Emas
(Typed or printed name of person signing)

Secretary, Authorized signatory
(Title of person signing)

FILING FEE: $35